SIMPLIFIED ISSUE INDIVIDUAL LIFE INSURANCE APPLICATION FOR CORPEXEC ACCUMULATOR VARIABLE UNIVERSAL LIFE

NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION (NYLIAC) (A DELAWARE CORPORATION)

Executive Office: 51 Madison Avenue, New York, NY 10010

Servicing Office: The Advanced Markets Network, 11400 Tomahawk Creek Pkwy, Suite 200, Leawood, KS 66211

Please Print or Type

1. PROPOSED INSURED INFORMATION

Gender: ☐ Male ☐ Female

Name (First, Middle Initial, Last, Suffix)

Date of Birth (MM/DD/YYYY)	State of Birth	Social Security No. or Tax ID No. ☐ Applied for	
Height ft in	Weight lbs.	Driver's License #	State of Issue
Occupation	Duties		

Home Address City State Zip Code

Work Address City State Zip Code

Country of Citizenship	Telephone Number (Daytime)	Telephone Number (Evening)

Visa/Work Authorization (non U.S. citizens only)
Type__________ Number __________ Expiration: Month _____ Year _____

2. OWNER INFORMATION ☐ Same as Proposed Insured

If not the Proposed Insured, Owner is a: ☐ Trust ☐ Other

Name (First, Middle Initial, Last, Suffix) or Full Name of Entity/Trust if not an Individual

Street City State Country Zip Code

Date of Birth (MM/DD/YYYY)	Social Security or Tax ID No. ☐ Applied for

Trustee Name

Trust Date	Relationship to Proposed Insured	Telephone Number

Country of Citizenship/Domicile	Visa/Work Authorization (non U.S. citizens only) Type__________ Number __________ Expiration: Month _____ Year _____

3. SPONSORING ORGANIZATION INFORMATION ☐ Same as Owner

Name of Entity	Tax ID No. ☐ Applied for

Street City State Country Zip Code

Name of Sponsoring Organization Contact	Telephone Number	Email Address
Name of Alternate Sponsoring Organization Contact	Telephone Number	Email Address

4. PRODUCT AND RIDER SELECTION

Rider 1: __________ Rider 2: __________ Unisex Rates: ☐ Yes ☐ No

Life Insurance Qualification Test: Guideline Premium Test

5. COVERAGE INFORMATION

Base Face Amount: $__________ Term Face Amount: $__________

Life Insurance Benefit Option: ☐ Option 1-Level ☐ Option 2-Increasing ☐ Option 3-Return of Premium

6. POLICY DATE

Policy Date (MM/DD/YYYY): ____________________

7. PREMIUM AND BILLING INFORMATION

Premium Paid at Issue: $____________ Billing Frequency: ☐ Annual ☐ Semi-Annual ☐ Quarterly ☐ Single

Planned Premium in Year 1: $____________

Planned Premium in Years 2-10:

Year 2: $ ____________	Year 5: $ ____________	Year 8: $ ____________
Year 3: $ ____________	Year 6: $ ____________	Year 9: $ ____________
Year 4: $ ____________	Year 7: $ ____________	Year 10: $ ____________

8. BENEFICIARY INFORMATION

Same as Owner: ☐ If a Trust, check here: ☐

If additional space is needed use "17. Additional Information/Details" or attach a separate sheet

	☐ **Primary** ☐ **Contingent**	☐ **Primary** ☐ **Contingent**	☐ **Primary** ☐ **Contingent**
Full Name/Trust Name and Trustee			
Address			
Telephone Number			
Date of Birth, if applicable	MM / DD / YYYY	MM / DD / YYYY	MM / DD / YYYY
Social Security/ Tax ID No.			
Relationship to Proposed Insured			
Percentage (%)			

Other ____________________

Note: Unless otherwise specified, the surviving beneficiaries within a class (primary or contingent) will share equally.

9. REPLACEMENT

Does the life insurance for which you are applying replace, in whole or in part, any existing life insurance or annuity contract(s)? .... ☐ Yes ☐ No

Do you intend now, or in the future, to take a loan against the cash value of any policy presently inforce because of the new policy for which you are applying? .... ☐ Yes ☐ No

10. CITIZENSHIP / WORK STATUS

A. Is the Proposed Insured a U.S. citizen or does the Proposed Insured have a permanent U.S. resident status and currently reside in the U.S.? .... ☐ Yes ☐ No
If "No", please provide details below including Visa type, country of citizenship, country of residence and any plans to become a U.S. citizen, if not already provided in Section 1 or 2.

B. Is the Proposed Insured currently engaged in active, full-time work (of at least 30 hours per week) in a normal capacity? .... ☐ Yes ☐ No
If "No", please provide details below.

C. Is the Proposed Insured currently employed by, or a Director of, the Sponsoring Organization and has the Proposed Insured been actively at work as described in the previous question for the past 90 days? .... ☐ Yes ☐ No
If "No", please provide details below.

D. During the 90 days immediately prior to the date of this application, has the Proposed Insured been hospitalized or otherwise absent from work due to illness or accident (not including vacation or holidays) for either more than 3 consecutive days or more than a total of 5 days? .... ☐ Yes ☐ No
If "Yes", please provide details below.

Citizenship/Work Status Questions:

____

____

____

____

____

11. PERSONAL INFORMATION

1. In the last 5 years, has the Proposed Insured:
   (a) been arrested, convicted, or imprisoned for any reason, currently on parole or probation, or had your driver's license suspended or revoked? .... ☐ Yes ☐ No
   If "Yes", give details below including reason, driver's license # (if other than previously stated), State of license, and month and year of occurrence

Reason	License #	State	Date (month/year)

   (b) been declined for issue, reinstatement, or renewal of any type of life or health insurance? .... ☐ Yes ☐ No
   If "Yes", give details below, including reason, company name (including New York Life), and month and year of occurrence.

Reason	Company Name	Date (month/year)

2. In the last 12 months has the Proposed Insured engaged in, or does the Proposed Insured intend to engage in the next 12 months, any of the following: .... ☐ Yes ☐ No
   If "Yes", check all that apply and complete the *Hazardous Sports and Aviation Supplement* form.
   ☐ SCUBA or skin diving; ☐ auto racing; ☐ motorcycle racing; ☐ power boat racing ☐ snowmobile racing;
   ☐ all terrain vehicle (ATV) racing; or ☐ any other type of vehicle racing; ☐ sky diving; ☐ mountain climbing; ☐ rock climbing;
   ☐ helicopter skiing; ☐ cave exploration; ☐ hot air ballooning; ☐ rodeo riding; ☐ flying as civilian pilot; ☐ hang gliding;
   ☐ flying as a military pilot; ☐ ultralight

12. MEDICAL INFORMATION

For all "Yes" answers, please circle all that apply and provide details in "17. Additional Information/Details" (including names and addresses of medical professionals and list any prescriptions).

1. In the last five (5) years, has the Proposed Insured made any physician visits? .... ☐ Yes ☐ No
2. In the last ten (10) years, has the Proposed Insured been diagnosed, treated, tested positive for or been given medical advice by a member of the medical profession for:
   a. have you ever had or do you currently have heart disease, a heart attack, chest pains; angina, irregular heartbeat, arrhythmia, defibrillator or pacemaker, heart surgery, vascular stents or angioplasty? .... ☐ Yes ☐ No
   b. diabetes requiring oral medication or insulin treatment? .... ☐ Yes ☐ No
   c. chronic bronchitis, emphysema (COPD); lung disorder; or do you receive oxygen therapy? .... ☐ Yes ☐ No
   d. have you ever had or do you currently have cancer (except basal cell or squamous cell skin cancer), tumors, masses or growths of any type, melanoma, leukemia, Hodgkins or any other type of lymphoma; blood disorder or received radiation therapy or chemotherapy for cancer? .... ☐ Yes ☐ No
   e. a stroke, transient, ischemic attack (TIA) or vascular disease (peripheral vascular disease, aneurysm, blockage of any artery)? .... ☐ Yes ☐ No
   f. kidney failure or dialysis; elevated PSA? .... ☐ Yes ☐ No
   g. Crohn's Disease, ulcerative colitis or proctitis .... ☐ Yes ☐ No
   h. Multiple Sclerosis, epilepsy, seizures, memory loss or other neurological disorder? .... ☐ Yes ☐ No
   i. pancreatitis, hepatitis, cirrhosis, liver disorder, anemia requiring blood transfusions, or other blood disorder? ☐ Yes ☐ No
   j. rheumatoid arthritis, lupus or other connective tissue disorder? .... ☐ Yes ☐ No
   k. have you ever had or do you currently have depression, anxiety, mental disorder, suicide attempt(s), or any major psychiatric or mental health condition requiring medication or hospitalization? .... ☐ Yes ☐ No
   l. have you ever had or do you currently have any illicit drug use or treatment, or alcohol abuse or treatment, used cocaine or other controlled substances (other than as prescribed by a physician), or been counseled or hospitalized for drug or alcohol use? .... ☐ Yes ☐ No
3. In the last ten (10) years, has the Proposed Insured been diagnosed by a member of the medical profession or tested positive for Human Immunodeficiency Virus (HIV) or Acquired Immune Deficiency Syndrome (AIDS)? ... ☐ Yes ☐ No
4. In the last two (2) years, other than as already stated, has the Proposed Insured had any:
   a. surgery or been recommended to have surgery; or has been in a hospital or medical facility (as a patient) for more than 5 days? .... ☐ Yes ☐ No
   b. unexplained or unintentional weight loss? .... ☐ Yes ☐ No
5. Has the proposed Insured used any tobacco, nicotine or any nicotine substitution product in any form in the last 12 months? .... ☐ Yes ☐ No
   If "yes", provide type(s) ____________________, frequency ____________________
   and date of last use (month) ______________ (year) ______________

13. POLICY TRANSFERS / PREMIUM FINANCING

Does the Proposed Insured or Owner plan to transfer any right, title, or ownership interest in the policy being applied for to a third party, or has any of these parties ever transferred any rights, title or ownership in any life insurance policy to a third party? .... ☐ Yes ☐ No

Is any part of the premium for this policy being financed by a third party, or has the Proposed Insured or Owner been offered any inducement, fee or compensation, including "free life insurance," as an inducement to purchase life insurance? .... ☐ Yes ☐ No

If the Proposed Insured or Trust, other than a Trust established by the Employer, is the Owner complete the following question:

Has the Proposed Insured or Owner, within the past twelve months, authorized any third party to have a life settlement or viatical company review the Proposed Insured's medical status? .... ☐ Yes ☐ No

For any "Yes" answer, please provide information in Section "18. Additional Information/Details."

14. AGREEMENT

Those persons who sign below agree that:

1. All of the statements in this application are correctly recorded, and are complete and true to the best of the knowledge and belief of those persons who made them. Answers that are not true and complete may, subject to the policy's Incontestability Provision, invalidate coverage.
2. No agent or medical examiner has any right to accept risks, make or change contracts, or give up any of NYLIAC's rights or requirements.
3. To put a policy or benefit issued in response to this application in force, the policy or written evidence of the benefit must be delivered to the Owner and the full first premium paid while all persons to be covered are living.
4. The policy date is the date from which policy charges are calculated and become due. The effective date of coverage is the later of the policy date or the date the first premium is paid. Coverage does not begin until the effective date. If the policy date is earlier than the effective date of coverage, the policy owner pays policy charges calculated beginning on that earlier policy date although coverage does not begin until the effective date. At the time of the application, on or before the effective date, the Owner can select a policy date. The policy date may be chosen to correspond to the effective date, to obtain a lower premium rate based on a younger insurance age, because it is preferable to pay premiums on that date or have policy values accrue as on that date, or for other reasons. If no specific policy date is selected, the policy date will be the date that the initial premium is received.
5. WARNING: The arrangement of a sale, transfer or assignment of this policy, prior to or within a period of time specified by state law after the date the policy was issued, to a third party, such as a viatical settlement entity, a life settlement entity, other secondary market provider or premium financing entity, may violate the law of your state of residence. If there are any questions pertaining to these matters please consult with your legal advisor.

15. TAX CERTIFICATION

Under penalties of perjury, I (as the Owner) certify that: (1) the Social Security or Employer ID Number shown in this application is my correct taxpayer identification number, or I am awaiting a number to be issued to me (noted as "Applied for") AND (2) I am not subject to backup withholdings because: (a) I am exempt from backup withholding; or (b) I have not been notified by the IRS that I am subject to backup withholdings as a result of a failure to report all interest or dividends; or (c) the IRS has notified me that I am no longer subject to backup withholding (cross out item 2 if the IRS has notified you that you are subject to backup withholding.) and (3) I am a U.S. person (including a U.S. resident alien).

The Internal Revenue Service Does Not Require Your Consent To Any Provision Of This Document Other Than The Certifications Required To Avoid Backup Withholding.

16. ACKNOWLEDGEMENT

I, the Proposed Insured, have been given a copy of "Information Practices Related to Underwriting Your Application" which tells how New York Life Insurance Annuity Corporation obtains and uses data about me. It includes the notice required by the state and federal Fair Credit Reporting Acts and a description of MIB, Inc. (Medical Information Bureau).

17. ADDITIONAL INFORMATION / DETAILS

For all Sections, excluding Section 12, please refer to each Section Number when providing additional details and remarks.

Section No.

For all "Yes" answers to Medical Information Section 12, please provide:

Question Number	Reason – Include diagnosis, treatment and frequency, medication and dosage, surgery and outcomes	Onset Month/Year	Recovery Month/Year	Doctors, Hospitals, and Medical Facilities, Name, Address, Phone

18. AUTHORIZATIONS

In this Authorization, "I", "my" and "me" mean the Proposed Insured, "the Insurer" means New York Life Insurance and Annuity Corporation and its respective agents, employees, and representatives. In order to see if (and on what basis) I qualify for the insurance applied for or any other insurance offered by the insurer identified above, I authorize the following:

MEDICAL INFORMATION: Physicians or practitioners; hospitals; medical or medically related facilities; pharmacies, pharmacy benefit managers or medical information retrieval services; laboratories; insurance companies; or MIB may give to the Insurer (or any consumer reporting agency acting on its behalf) and to any of its reinsurers, at my request, copies of the record or other data that they may have about my physical and mental health, and my prescription drug history. This includes all protected health information and any health information I have previously requested be withheld from further disclosure, and including my history, their findings, diagnoses and treatment. Mental health professionals may provide their records of my diagnosis, functional status, treatment plan, symptoms, prognosis, progress to date, medication prescription and monitoring, and clinical test results.

OTHER UNDERWRITING INFORMATION MIB, other insurance companies and consumer reporting agencies may give to the Insurer and to any of its reinsurers data about: my driving record; any criminal activity or association; hazardous sport or aviation activity; use of alcohol or drugs; any claim of eligibility for disability income benefits; other applications for life insurance; and other policies of life insurance.

EXAMINATIONS AND TESTS The Insurer may obtain physical examinations or medical tests deemed necessary to underwrite my application. These tests (where permitted by law) may include, but are not limited to, electrocardiograms, chest x-rays and tests of blood and urine to determine, among other things, exposure to causative agents of disease (for example, exposure to the AIDS virus) and the presence of drugs. However, a separate notification/authorization form will be provided with respect to testing for the AIDS virus.

INVESTIGATIVE CONSUMER REPORT The Insurer may obtain an investigative consumer report and may give the consumer reporting agency information concerning the amount and type of my coverage and my use, if any, of tobacco. The report may add to or confirm the types of data mentioned above. It may also contain data about: my identity; age; residence; marital status; past and present jobs (including work duties); economic conditions; driving record; personal and business reputation in the community; and mode of living; but will not include any information relating directly or indirectly to sexual orientation.

IDENTIFICATION To obtain the data described above, the Insurer may give my name, address, and date and place of birth to the above persons or organization.

RELEASE OF INFORMATION TO OTHERS The Insurer may give data about me that affects my insurability to: its subsidiaries; its affiliates; its parent company; its agents and their staffs; its reinsurers; and the Insurer and its reinsurers may give such data to MIB, including data about any life insurance policy(ies) the Insurer issues on me. However, this will not be done in connection with information relating to the AIDS virus.

I also authorize the release of these same types of data about any of my children who are to be insured. This Authorization may be used for a period of 24 months from the date signed below unless sooner revoked. I may revoke this Authorization at anytime by notifying the Insurer in writing. This revocation will not be effective to the extent the Insurer or any other person already has disclosed or collected information or taken other action in reliance on it. The information the Insurer obtains through this Authorization may become subject to further disclosure. For example, the Insurer may be required to provide it to an insurance regulatory or other government agency. In this case, the information may no longer be protected by the rules governing this Authorization. A photocopy of this Authorization and request form shall be as valid as the original. I know that I may request a copy of this Authorization. (Please provide a copy to me. ____________________ initial if requested).

19. SIGNATURES

By signing below, I/We understand that I/We are acknowledging and agreeing to all of the statements and representations made in this application, including sections entitled, Proposed Insured Information, Citizenship/Work Status, Personal and Medical Information, Agreement, Tax Certification Acknowledgement and Authorizations. As Owner(s), I/We accept and adopt as true all of the statements in this application made by the Proposed Insured.

Dated at (City, State): ______________________________, on (MM/DD/YYYY): ____________________

______________________________	______________________________
Proposed Insured	Print or Type Name
______________________________	______________________________
Owner (if other than Proposed Insured)	Print or Type Name
______________________________	
Title	
______________________________	______________________________
Witness - Registered Rep/Producer/Agent	Other Required Signature

PRODUCER'S STATEMENT
(Not a part of the Application)

1. REPLACEMENT

Is replacement involved in this transaction? ☐ Yes ☐ No

If "Yes," please provide details: ______________________________

2. PRODUCER INFORMATION

Name: ______________________________

Street: ______________________________

City: ______________________________

State: ______________________________

Country: ______________________________

Zip Code: ______________________________

Telephone: ______________________________

3. BROKER/DEALER INFORMATION

Name: ______________________________

Street: ______________________________

City: ______________________________

State: ______________________________

Country: ______________________________

Zip Code: ______________________________

Telephone: ______________________________

4. LICENSING

In what state(s) will this policy/policies be issued? ______________________________

Is the Producer licensed in this/these state(s)? .... ☐ Yes ☐ No

Is the Broker/Dealer licensed in this/these state(s) (variable cases only)? .... ☐ Yes ☐ No

Is the Producer appointed with NYLIAC in this/these state(s)? .... ☐ Yes ☐ No

Is the Broker/Dealer appointed with NYLIAC in this/these state(s) (variable cases only)? .... ☐ Yes ☐ No

5. SPONSOR SERVICING ENTITY INFORMATION

Name: ______________________________

Street: ______________________________

City: ______________________________

State: ______________________________

Zip Code: ______________________________

Telephone: ______________________________ Tax ID ______________________________

6. SIGNATURES

I, the Producer, declare that: (a) the application was secured by me personally, and that I have no understanding or agreement with any other person, directly or indirectly, as to commissions or compensation on any applied for, except as may be specified below; and, (b) I have not paid or allowed, and I agree that I will not hereafter pay or allow, either directly or indirectly to be paid, any compensation or commission other than that specified below, or any rebate or premium in any manner whatsoever.

Dated at (City, State): ______________________________, on (MM/DD/YYYY): ______________________________

Print Full Name	Signature	Marketer Number	%

Must Total 100%

☐ NEW YORK LIFE INSURANCE COMPANY
☐ NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION (A Delaware Corporation)
☐ NYLIFE INSURANCE COMPANY OF ARIZONA (Not Licensed in Every State)

NOTICE CONCERNING CIVIL UNION LAWS

Illinois Religious Freedom Protection and Civil Union Act

The Illinois Department of Insurance has directed that Illinois residents receive notification regarding the benefits and protections under the Illinois Religious Freedom Protection and Civil Union Act, which became effective on June 1, 2011.

The Act creates a legal relationship between two persons of the same or opposite sex who form a Civil Union under the law. Under the Act, a Party to a Civil Union is extended policy benefits and protections identical to those currently granted to a party to a marriage.

Delaware Civil Union and Equality Act

The Delaware Department of Insurance has directed that Delaware residents receive notification regarding the benefits and protections under the Delaware Civil Union and Equality Act of 2011, which became effective on January 1, 2012.

The Act creates a legal relationship between two persons of the same sex who form a Civil Union under the law. Under the Act, a Party to a Civil Union is (i) extended identical benefits, rights and protections, and (ii) subject to the same responsibilities, obligations and duties under the policy as currently granted to, or imposed upon, married persons under Delaware law.

If you require additional information about this notice, please contact your agent/registered representative or Service Center.